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                                                                     Exhibit 5.1

                        BROWNSTEIN HYATT & FARBER, P.C.
                       410 Seventeenth Street, 22nd Floor
                             Denver, Colorado 80202

                                 August 1, 2000

Stan Lee Media, Inc.
15821 Ventura Blvd.
Suite 675
Encino, CA 91436


Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed today with the Securities and Exchange Commission by Stan Lee Media, Inc., a Colorado corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 5,301,936 shares (the "Shares") of the Company's Common Stock, no par value.

     In connection with this opinion, we have examined such documents, certificates, instruments and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed, based on your representations to us, the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, it is our opinion that (i) all of the Shares that have been issued as of the date hereof have been duly authorized, are validly issued, fully paid and nonassessable and (ii) all of the Shares to be issued upon the exercise of warrants have been duly authorized and, when issued and paid for in accordance with the terms of such warrants, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                              Very truly yours,


                              BROWNSTEIN HYATT & FARBER, P.C.